Exhibit 2


                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), entered into as of October 3, 1997 by and among TRUSTED INFORMATION SYSTEMS, INC., a Delaware corporation (the "Buyer"), TRUSTED ACQUISITIONS, INC., a Delaware corporation and a wholly-owned subsidiary of the Buyer (the "Merger Sub"), and HAYSTACK LABORATORIES, INC., a Delaware corporation (the "Company"). The Buyer, the Merger Sub and the Company are referred to collectively herein as the "Parties."

         This Agreement contemplates a merger of the Merger Sub into the Company in a transaction that will qualify as a non taxable transaction under Section 368 of the Code (as defined below). In such merger, the stockholders of the Company will receive capital stock of the Buyer in exchange for their capital stock of the Company.

         NOW, THEREFORE, in consideration of the representations, warranties, agreements and covenants herein contained, the Parties agree as follows.

                                    ARTICLE I
                                   THE MERGER

         1.1......The  Merger.  Upon and subject to the terms and  conditions of this Agreement, the Merger Sub shall merge with and into the Company (with such merger referred to herein as the "Merger") at the Effective Time (as defined below). From and after the Effective Time, the separate corporate existence of the Merger Sub shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). The "Effective Time" shall be the time at which the Company and the Merger Sub file the agreement of merger and certificate of merger prepared and executed in accordance with the relevant provisions of the Delaware General Corporation Law ("DGCL"), with the Secretary of State of the State of Delaware (the "Certificate of Merger"). The Merger shall have the effects specified in this Agreement and in Section 259 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         1.2......The  Closing. The closing of the transactions  contemplated by this Agreement (the "Closing") shall take place at the offices of Piper & Marbury L.L.P., 1200 Nineteenth Street, N.W., Washington, D.C., or at such other location as the Parties mutually agree, commencing at 10:00 a.m. local time on October 16, 1997, or, if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have not been satisfied or waived by such date, on such mutually agreed upon later date as soon as practicable after the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (the "Closing Date").

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


         1.3......Actions at the Closing. At the Closing:  (a) the Company shall deliver to the Buyer and the Merger Sub the various certificates, instruments and documents referred to in Section 5.2; (b) the Buyer and the Merger Sub shall deliver to the Company the various certificates, instruments and documents referred to in Section 5.3; (c) the Company and the Merger Sub shall file with the Secretary of State of the State of Delaware the Certificates of Merger; and
(d) the Buyer shall deliver certificates for the Merger Shares (as defined below) to American Stock Transfer as exchange agent (the "Exchange Agent") in accordance with Section 1.7.

         1.4......Additional  Action. The Surviving Corporation may, at any time after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either the Company or the Merger Sub, necessary to consummate the transactions contemplated by this Agreement.

         1.5......Effect on Capital Stock.

 ..................(a)      Definitions.

 .................."Buyer  Common  Stock"  shall  mean the  common  stock,  par value  $0.01 per  share,  of Trusted Information Systems, Inc.

 .................."Buyer  Share  Market  Value"  shall mean the average  closing price on the Nasdaq National Market System for shares of Buyer Common Stock for the five (5) trading days prior to the date for which the Buyer Share Market Value is being determined.

 .................."Code" shall mean the Internal Revenue Code of 1986, as amended.

 .................."Common  Stock  Conversion  Ratio"  shall mean a fraction, the numerator of which shall be the number of Merger Shares and the denominator of which shall be the number of Common Stock Equivalents as of the Effective Time plus the number of Counted Assumed Option Shares.

 .................."Common  Stock  Equivalents"  shall  mean the total  number of shares of Company Common Stock outstanding plus the total number of shares to which holders of outstanding shares of the Company's Series A Convertible Preferred Stock and Series B Convertible Preferred Stock would be entitled upon conversion, including shares of Company Common Stock issued upon exercise of Options between the date hereof and immediately prior to the Effective Time.

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

 .................."Company  Common  Stock" shall mean the common  stock,  par value  $0.001 per share,  of Haystack Laboratories, Inc.

 .................."Company  Shares"  shall mean shares of the  Company's  equity securities including Company Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock actually held by each Company Stockholder.

 .................."Company  Stockholder" shall mean the holders of the Company's
Series A Convertible Preferred Stock, the Company's Series B Convertible Preferred Stock and Company Common Stock as of the Effective Time and the holders of 1996 Options automatically converted into Buyer Common Stock as of the Effective Time in accordance with Section 1.10.

 .................."Counted  Assumed  Option  Shares"  shall  mean the  shares of
Company Common Stock issuable upon exercise of options outstanding at the Closing (regardless of whether vested), including the Options which have not been exercised as of the Effective Time and which are converted into Buyer Common Stock in accordance with Section 1.10. In addition, any option granted by the Company from the date of this Agreement until the Closing shall only be exercisable for shares of Company Common Stock that are Counted Assumed Option Shares. In addition, any warrant granted by the Company from the date of this Agreement until the Closing shall only be exercisable for shares of Company Common Stock that are Counted Assumed Option Shares.

     .................."Counted  Assumed  Option Merger  Shares" shall mean that number of Merger Shares equal to the Counted Assumed Option Shares multiplied by
the   Common   Stock   Conversion   Ratio.

     .................."Former  Company  Stockholder"  shall  mean each  Company
Stockholder at the Effective Time and each person that is issued an Assumed Option (as defined below).

 .................."Merger  Shares"  shall mean two  million,  one  hundred  five thousand four hundred ninety-four (2,105,494) shares of Buyer Common Stock (as such number may be appropriately adjusted for stock splits, stock dividends, reverse stock splits and other subdivisions and combinations of Buyer Common Stock between the date of this Agreement and the Effective Time).

     .................."Series  A  Convertible  Preferred  Stock" shall mean the
Company's Series A Convertible Preferred Stock, par value $0.001 per share.

     .................."Series  B  Convertible  Preferred  Stock" shall mean the
Company's Series B Convertible Preferred Stock, par value $0.001 per share.

     .................."Merger  Sub Common  Stock" shall mean the common  stock, par value $0.01 per share, of the Merger Sub.

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

     .................."Securities  Act" shall mean the  Securities Act of 1933, as amended.

     ..................(b)  Immediately  prior to the Effective Time and without any action on the part of any Party or the holder of any of the following securities:

     ..................  (i) Each share of Series A Convertible Preferred Stock, issued and outstanding immediately prior to the Effective Time shall be converted into one share of Company Common Stock; and

     ..................  (ii) Each share of Series B Convertible Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into one share of Company Common Stock; and

     ..................  (iii) Each option under the  Company's  1996 Stock Plan issued and outstanding immediately prior to the Effective Time (the "1996 Option') shall be exercised for Company Common Stock.

         .........(c) At the Effective Time, by virtue of the Merger and without any  action  on the part of any  Party  or the  holder  of any of the  Company's securities, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into such fraction of a share of Buyer Common Stock as is equal to the Common Stock Conversion Ratio.

 ..................(d)  At the  Effective  Time,  each share of Merger Sub Common
Stock issued and  outstanding  immediately  prior to the Effective Time shall be
converted   into  and  exchanged  for  one  validly   issued,   fully  paid  and
nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

 ..................(e)  Notwithstanding the foregoing,  no fractional shares of Buyer Common Stock shall be issued; rather such fractional shares shall be converted into cash as provided in Section 1.9.

      1.6......Dissenting Shares.

 ..................(a) For purposes of this Agreement,  "Dissenting Shares" means
Company Shares held as of the Effective Time by a Company Stockholder who has not voted such Company Shares in favor of the adoption of this Agreement and the Merger and with respect to which appraisal shall have been duly demanded and perfected in accordance with Section 262 of the DGCL and not effectively withdrawn or forfeited prior to the Effective Time. Notwithstanding anything to the contrary contained in Section 1.5(a) above, Dissenting Shares shall not be converted into or represent the right to receive Merger Shares, unless such Company Stockholder shall have forfeited his right to appraisal under the DGCL or withdrawn, with the consent of the Company, his demand for appraisal. If such Company Stockholder has so forfeited or withdrawn his right to appraisal of Dissenting Shares, then as of the occurrence of such event, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Merger Shares issuable in respect of such Company Shares pursuant to Section 1.5(a).

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


 ..................(b)  The Company shall give the Buyer:  (i) prompt notice of any written demands for appraisal of any Company Shares, withdrawals of such demands, and any other instruments that relate to such demands received by the Company; and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of the Buyer, make any payment with respect to any demands for appraisal of Company Shares or offer to settle or settle any such demands.

         1.7......Exchange of Shares.

 ..................(a)  Prior to the Effective  Time, the Buyer shall appoint the
Exchange Agent to effect the exchange for the Merger Shares of certificates that, immediately prior to the Effective Time, represented Company Shares converted into Merger Shares pursuant to Section 1.5 ( the "Certificates"). On the Closing Date, the Buyer shall deliver to the Exchange Agent, in trust for the benefit of holders of Certificates, a stock certificate (issued in the name of the Exchange Agent or its nominee) representing the Merger Shares, as described in Section 1.5(a), other than the Merger Shares that are (i) Escrow Shares pursuant to Article VII below or (ii) that are Counted Assumed Option
Merger Shares. No later than 15 days following the Effective Time, the Buyer shall cause the Exchange Agent to send a notice and a transmittal form to each holder of a Certificate advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such Certificate in exchange for the Merger Shares issuable pursuant to Section 1.5(a). Each holder of a Certificate, upon proper surrender thereof to the Exchange Agent in accordance with the instructions in such notice, shall be entitled to receive in exchange therefor (subject to any taxes required to be withheld) the Merger Shares issuable pursuant to Section 1.5(a) (other than the Escrow Shares). Until properly surrendered, each such Certificate shall be deemed for all purposes to evidence only the right to receive the Merger Shares issuable pursuant to
Section 1.5(a). Holders of Certificates shall not be entitled to receive certificates for the Merger Shares to which they would otherwise be entitled until such Certificates are properly surrendered.

 ..................(b)  If any  Merger  Shares  are to be issued in the name of a person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition to the issuance of such Merger Shares that: (i) the Certificate so surrendered shall be transferable, and shall be properly assigned, endorsed or accompanied by appropriate stock powers; (ii) such transfer shall otherwise be proper; and (iii) the person requesting such transfer shall pay to the Exchange Agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid. Notwithstanding the foregoing, neither the Exchange Agent nor any Party shall be liable to a holder of Company Shares for any Merger Shares issuable to such holder pursuant to Section 1.5(a) that are delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

 ..................(c)  In the event any Certificate shall have been lost, stolen or destroyed, only upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, shall the Buyer issue in exchange for such lost, stolen or destroyed Certificate the Merger Shares issuable in exchange therefor pursuant to Section 1.5(a). The Board of Directors of the Buyer may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to submit to the Buyer an affidavit and to give to the Buyer an indemnity against any claim that may be made against the Buyer with respect to the Certificate alleged to have been lost, stolen or destroyed. In addition, a holder of such lost, stolen or destroyed Certificate may be required by the Exchange Agent to post a bond in connection therewith.

 ..................(d)  Promptly  following  the date that is twelve  (12) months from the Closing Date, the Exchange Agent shall return to the Buyer all Merger Shares in its possession, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate may surrender such Certificate to the Buyer and, subject to applicable abandoned property, escheat and similar laws, receive in exchange therefor the Merger Shares issuable with respect thereto pursuant to Section 1.5(a).

         1.8......Dividends.  No  dividends  or  other  distributions  that  are payable to the holders of record of Buyer Common Stock as of a date on or after the Closing Date shall be paid to former Company Stockholders entitled by reason of the Merger to receive Merger Shares until such holders surrender their Certificates in accordance with Section 1.7. Upon such surrender, the Buyer shall pay or deliver to the persons in whose name the certificates representing such Merger Shares are issued any dividends or other distributions that are payable to the holders of record of Buyer Common Stock as of a date on or after the Closing Date and that were paid or delivered between the Effective Time and the time of such surrender; provided, however, that no such person shall be entitled to receive any interest on such dividends or other distributions.

         1.9......Fractional  Shares.  No  certificates  or  scrip  representing fractional Merger Shares shall be issued to former Company Stockholders upon the surrender for exchange of Certificates, and such former Company Stockholders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of the Buyer with respect to any fractional Merger Shares that would otherwise be issued to such former Company Stockholders. In lieu of any fractional Merger Shares that would otherwise be issued, each former Company Stockholder that would have been entitled to receive a fractional Merger Share shall, upon proper surrender of such person's Certificates, receive a cash payment equal to the Buyer Share Market Value, multiplied by the fraction of a share that such Company Stockholder would otherwise be entitled to receive.

                  1.10     Options.

                  (a) As of the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holder of any option under the Company's 1993 Stock Option Plan (the "1993 Options") and the Company's 1996 Stock Option Plan (the "1996 Options" and together with the 1993 Options, the "Options"), each Option issued and outstanding immediately prior to the Effective Time that has not been exercised shall be converted into such number of shares of Buyer Common Stock as is equal to:

                           A - (B/C)

         where

         A = the number of Company Shares subject to the unexercised portion of such Option multiplied by the Common Stock Conversion Ratio;

         B = the number of Company Shares subject to the unexercised portion of such Option multiplied by the per share exercise price of such Option; and

         C = the Buyer Share Market Value.

                  (b) As soon as practicable after the Effective Time, the Buyer or the Surviving Corporation shall deliver to each holder of an Option converted pursuant to subsection (i) a certificate for 90% of the shares of Buyer Common Stock issuable pursuant to subsection (i) and shall deliver to the Escrow Agent a certificate for 10% of the shares of Buyer Common Stock issuable pursuant to subsection (i) for the purposes of Article VII.

         1.11 Certificate Legends. The shares of Buyer Common Stock to be issued pursuant to this Article I shall not have been registered and shall be characterized as "restricted securities" under the federal securities laws, and under such laws such shares may be resold without registration under the Securities Act (as defined below) only in certain limited circumstances. Each certificate evidencing shares of Buyer Common Stock to be issued pursuant to this Article I shall bear the following legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE SECURITIES ACT OR AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

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

     1.12 Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by DGCL; provided, however, that Section 1 of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the Corporation is Haystack Laboratories, Inc."

     1.13 By-laws. The By-laws of the Surviving Corporation shall be the same as the By-laws of the Merger Sub immediately prior to the Effective Time.

     1.14 Directors and Officers. The directors of the Merger Sub shall remain the directors of the Surviving Corporation after the Effective Time. The officers of the Merger Sub shall remain as officers of the Surviving Corporation after the Effective Time, retaining their respective positions.

     1.15 No Further Rights. From and after the Effective Time, no Company Shares shall be deemed to be outstanding, and the holders of Certificates shall cease to have any rights with respect thereto, except as provided herein or by law.

     1.16 Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Shares shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent, they shall be cancelled and exchanged for Merger Shares in accordance with Section 1.5(a), subject to applicable law in the case of Dissenting Shares.

     1.17 Tax and Accounting Consequences. It is intended by the parties hereto that the Merger shall: (i) constitute a reorganization within the meaning of
Section 368 of the Code; and (ii) qualify for accounting treatment as a pooling of interests.

     1.18 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Buyer and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Buyer and the Merger Sub that, as of the date hereof, the statements contained in this Article II are true and correct in all material respects, except as set forth in the disclosure schedule attached hereto (the "Disclosure Schedule") or except where the failure to comply or fulfill, accurately state or accurately represent or accurately warrant would not have a material adverse effect on the business or results of operations of the Company. The Disclosure Schedule shall be initialed by the Parties and shall be updated as of the Closing Date.

         2.1 Organization, Qualification and Corporate Power. The Company is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the State of Delaware. The Company is duly qualified to conduct business and is in corporate and tax good standing under the laws of Delaware and in each other jurisdiction in which the failure to be so qualified would have a material adverse effect on the Company. The Company has the corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has furnished or made available to the Buyer true and complete copies of its Certificate of Incorporation and By-laws, each as amended and as in effect on the date hereof (hereinafter the "Company Charter" and the "Company By-laws," respectively). The Company is not in default under or in violation of any provision of the Company Charter or the Company By-laws, each as amended to date. The Company does not have any direct or indirect subsidiaries or any other equity interest in any other firm, corporation, partnership, joint venture, association or other business organization.

         2.2 Capitalization. The authorized capital stock of the Company consists of: (a) Eleven Million, Nine Hundred Thousand (11,900,000) shares of Company Common Stock, of which 44,002 shares are issued and outstanding and no shares are held in the treasury of the Company; and (b) Eight Million, One Hundred Thousand (8,100,000) shares of preferred stock, of which (i) Six Million, Two Hundred Thousand (6,200,000) shares have been designated as Series A Convertible Preferred Stock, of which 5,814,825 shares are issued and outstanding, and (ii) One Million, Nine Hundred Thousand (1,900,000) have been designated as Series B Convertible Preferred Stock, of which 1,551,111 shares are issued and outstanding. Section 2.2 of the Disclosure Schedule sets forth a complete and accurate list of: (a) all stockholders of the Company, indicating the type and number of Company Shares held by each stockholder; and (b) all holders of Options and Warrants, indicating the type and number of Company Shares subject to each Option and Warrant and the exercise price thereof. All of the Options and Warrants have been granted pursuant to a form of agreement or other instrument previously provided to the Buyer. All of the issued and outstanding Company Shares are, and all Company Shares that may be issued upon exercise of Options and Warrants will be, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. There are no declared or accrued but unpaid dividends with regard to any issued and outstanding Company Shares. Holders of issued and outstanding Company Shares have no basis for asserting rights to rescind the purchase of any such Company Shares. Other than the Options and Warrants, there are no outstanding or authorized options, warrants, rights, calls, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition or acquisition of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. There are no agreements, voting trusts, proxies, or understandings with respect to the voting, or registration under the Securities Act, of any Company Shares: (a) between or among the Company and any of its stockholders; and (b) to the Company's knowledge, between or among any of the Company's stockholders. All of the issued and outstanding Company Shares were issued in compliance with applicable federal and state securities laws.

         2.3 Authorization of Transaction. The Company has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and, subject to the adoption of this Agreement and the approval of the Merger by a majority of the votes represented by the outstanding Company Shares entitled to vote on this Agreement and the Merger, including the approval of the holders of a majority of the shares of Series B Convertible Preferred Stock, voting in accordance with the DGCL and the Company Charter (the "Requisite Stockholder Approval"), the performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Buyer and the Merger Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

         2.4 Noncontravention. Subject to compliance with the applicable requirements of the Securities Act and any applicable state securities laws and the filing of the Certificate of Merger as required by the DGCL, neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, will (a) conflict with or violate any provision of the Company Charter or the Company By-laws, (b) require on the part of the Company any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"), (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined below) or other arrangement to which the Company is a party or by which the Company is bound or to which any of their assets is subject, (d) result in the imposition of any Security Interest upon any assets of the Company or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its properties or assets. For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, or other lien (whether arising by contract or by operation of law), other than: (i) mechanic's, materialmen's, and similar liens; (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation; and (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business consistent with past custom and practice (including with respect to frequency and amount) ("Ordinary Course of Business") of the Company and not material to the Company.

         2.5      [Intentionally Omitted].

         2.6      Financial Statements.

                  (a) The Company has provided to the Buyer: (i) the audited balance sheets and statements of operations, changes in stockholders' equity and cash flows for each of the last three fiscal years for the Company; and (ii) the unaudited balance sheet, statement of operations and statement of cash flows as of and for the month and eight-month period ended as of August 31, 1997 (the "Most Recent Fiscal Month End"), as set forth on Schedule 2.6. As of the Most Recent Fiscal Month End, the Company has a net worth (assets less liabilities) of at least $74,000 and a non-negative balance of cash and cash equivalents. Such financial statements (collectively, the "Financial Statements") have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby, fairly present the financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Company, provided, however, that the Financial Statements referred to in clause
(ii) above are subject to normal recurring year-end adjustments (which will not in the aggregate be material) and do not include footnotes.

                  (b) The Company has provided the Buyer with its most recent business plan and the budgeted operating results for the year January 1, 1997 through December 31, 1997 (the "Budget"). As of the date hereof, the prospective financial information set forth in the Budget for the calendar quarters and months of July 1, 1997 through December 31, 1997 (the "Forecast Period"), represents the Company's best estimates of the most likely expected operating results for the Forecast Period. The Company knows of no information or fact that has or would have a material adverse effect on the business or condition (financial or otherwise) of the Company that has not been disclosed to the Buyer in writing. The budget and financial projections for the Forecast Period were prepared with due care based on management's most reasonable estimates and assumptions at the time the budget was prepared and as of the Closing Date, the Company knows of no material adverse event that has occurred that would cause the Company's management to change the assumptions and estimates underlying the budget.

         2.7 Absence of Certain Changes. Since August 31, 1997, the Company has conducted its business in the ordinary course consistent with past practice and there has not occurred: (a) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in any material adverse change in the assets, business, financial condition or results of operations of the Company; and (b) the Company has not taken any of the actions set forth in paragraphs (a) through (q) of Section 4.5.

         2.8 Undisclosed Liabilities. The Company has no liability, whether liquidated or unliquidated and whether due or to become due), except for: (a) liabilities accrued or reserved against the August 31, 1997, unaudited consolidated balance sheet of the Company ("Most Recent Balance Sheet"); (b) liabilities which have arisen since August 31, 1997, in the Ordinary Course of Business and which are similar in nature and amount to the liabilities which arose during the comparable period of time in the immediately preceding fiscal period; (c) contractual or statutory liabilities incurred in the Ordinary Course of Business which are consistent with past practice and are not required by GAAP to be reflected on a balance sheet; (d) up to an aggregate of $1,000,000 incurred in connection with the preparation and execution of the Agreement and in anticipation of the Merger for legal, accounting, investment banking fees and expenses and transition costs related to severance payments to key employees necessary to transition the Company's business to the Buyer (the "Transition Costs") (the Transition Costs, with the other merger expenses, collectively, the "Transaction Costs"); and (e) liabilities adequately reserved against as set forth on Schedule 2.8.

         2.9      Tax Matters.

                  (a) The Company has filed all material Tax Returns (as defined below) that it was required to file and all such Tax Returns were correct and complete in all material respects. The Company has paid or will pay all Taxes (as defined below) due on or before the Closing Date, regardless of whether shown on any such Tax Returns, except such as are being contested in good faith by appropriate proceedings (to the extent any such proceedings are required) and with respect to which the Company is maintaining reserves adequate for their payment. The accrued but unpaid Taxes of the Company for tax periods through the date of the Most Recent Balance Sheet do not exceed the accruals and reserves for Taxes set forth on the Most Recent Balance Sheet. All Taxes attributable to the period January 1, 1997, through the Closing Date are attributable to the conduct by the Company of its operations in the Ordinary Course of Business or to the transactions contemplated by this Agreement. The Company has no actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Company during a prior period) other than the Company. All Taxes that the Company is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

     (i) For purposes of this Agreement, "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof and any amounts of Taxes of another person that the Company is liable to pay by law or otherwise. The jurisdictions in which the Company has incurred Taxes in the past three (3) years are set forth on Schedule 2.9(i).

     (ii) For purposes of this Agreement, "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

     (iii) For purposes of determining the amount of Taxes attributable to a specified period (e.g., the period from the date of the Most Recent Balance Sheet through the Closing Date) other than a Tax Period, each Tax shall be computed as if the specified period were a Tax Period. For purposes of this sub-paragraph (iii), a Tax Period means a period for which a Tax is required to be computed under applicable statutes and regulations.

                  (b) The Company has delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by any of the Company since December 31, 1993. The federal income Tax Returns of the Company have not been audited by the Internal Revenue Service. No examination or audit of any Tax Returns of the Company by any Governmental Entity is, to the knowledge of the Company, currently in progress or, threatened or contemplated. The Company has not waived any statute of limitations with respect to taxes or agreed to an extension of time with respect to a tax assessment or deficiency is currently in effect with respect to Taxes of the Company.

                  (c) The Company is not a "consenting corporation" within the meaning of Section 341(f) of the Code and none of the assets of the Company are subject to an election under Section 341(f) of the Code. The Company has not been a United States real property holding corporation within the meaning of
Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code. The Company is not a party to any Tax allocation or sharing agreements.

                  (d) The Company is not and has never been a member of an "affiliated group" (other than the common parent) of corporations (within the meaning of Section 1504 of the Code).

         2.10     Assets.

                  (a) The Company has good and marketable title or has valid leasehold interests to all its tangible assets. No asset of the Company (tangible or intangible) is subject to any Security Interest.

                  (b) Subject to any reserves set forth in the Financial Statements, the accounts receivable shown on the Financial Statements represent and will represent bona fide claims against debtors for sales and other charges, and are not subject to discount except for normal cash and immaterial trade discounts. The amount carried for doubtful accounts and allowances disclosed in the Financial Statements is sufficient to provide for any losses which may be sustained on reevaluation of the receivables.

         2.11 Owned Real Property. The Company does not own any real property.

         2.12     Intellectual Property.

                  (a) The Company owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications for such patents, trademarks, trade names, service marks and copyrights, and all patent rights, trade secrets, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material (collectively, "Intellectual Property") that are used to conduct its business as currently conducted. The Company has taken adequate measures to protect the proprietary nature of each item of Intellectual Property, and to maintain in confidence all trade secrets and confidential information that it owns or uses.

          (i) Section 2.12(a)(i) of the Disclosure Schedule lists all patents and patent applications and all trademarks, registered copyrights, trade names and service marks owned by the Company and which are used in the business of the Company, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any such application for such issuance or registration has been filed.

          (ii) Section 2.12(a)(ii) of the Disclosure Schedule lists all written licenses, sublicenses and other agreements to which the Company is a party and pursuant to which any person is authorized to use any Intellectual Property rights, except such non-material licenses, sublicenses or other agreements with end-users that have been entered into in the Ordinary Course of Business and grant non-exclusive rights to use a Company products.

          (iii) Section 2.12(a)(iii) of the Disclosure Schedule lists all written licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any third party patents, patent rights, trademarks, service marks, trade secrets or copyrights, excluding non-material end-user licenses granted to the Company in the Ordinary Course of Business that permit the use of software products without a right to modify, distribute or sublicense the same, but including software ("Third Party Intellectual Property Rights") which are used in the business of the Company or which form a part of any existing product or service of the Company, including, without limitation, the products in the Stalker Series and WebStalker series.

          (iv) Section 2.12(a)(iv) of the Disclosure Schedule lists all written agreements or other arrangements under which the Company has provided or agreed to provide source code of any Company products to any third party, except for software development kits provided to agent integration providers.

         The Company has made available to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, sublicenses and agreements as amended to date. The Company is a not party to any oral license, sublicense or agreement which, if reduced to written form, would be required to be listed in Section 2.12 of the Disclosure Schedule under the terms of this
Section 2.12(a).

                  (b) With respect to each item of Intellectual Property that the Company owns: (i) subject to such rights as have been granted by the Company under license agreements entered into by the Company (copies of which have previously been made available to the Buyer), the Company possesses all right, title and interest in and to such item; and (ii) such item is not subject to any outstanding judgment, order, decree, stipulation or injunction. With respect to each item of Third Party Intellectual Property Rights: (i) the license, sublicense or other agreement covering such item is legal, valid, binding, enforceable and in full force and effect with respect to the Company party thereto, and to the Company's knowledge is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto; (ii) such license, sublicense or other agreement will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing;
(iii) the Company is not in breach or default under, and to the Company's knowledge no other party is in breach or default under, any such license or other agreement and, to the Company's knowledge, no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder; (iv) the underlying item of Third Party Intellectual Property is not subject to any outstanding judgment, order, decree, stipulation or injunction to which the Company is a party or has been specifically named, nor to the Company's knowledge subject to any other outstanding judgment, order, decree, stipulation, or injunction; and (v) no license or other fee is payable upon any transfer or assignment of such license, sublicense or other agreement.

                  (c) Except as set forth in Section  2.12(c) of the  Disclosure
Schedule, the Company: (i) has not been named in any suit, action or proceeding which involves a claim of infringement or misappropriation of any Intellectual Property right of any third party; and (ii) has not received any written notice alleging any such claim of infringement or misappropriation. The Company has made available to the Buyer correct and complete copies of all such suits, actions or proceedings or written notices to the extent the Company is not prohibited from disclosing the same under applicable court orders. The manufacturing, marketing, licensing or sale of the products or performance of the service offerings of the Company do not currently infringe, and have not within the five (5) years prior to the date of this Agreement infringed, any Intellectual Property right of any third party; and to the knowledge of the Company, the Intellectual Property rights of the Company are not being infringed by activities, products or services of any third party.

         2.13 Real Property Leases. Section 2.13 of the Disclosure Schedule lists all real property leased or subleased to the Company. The Company has delivered to the Buyer correct and complete copies of the leases and subleases (as amended to date) listed in Section 2.13 of the Disclosure Schedule. With respect to each lease and sublease listed in Section 2.13 of the Disclosure
Schedule:

     (a) the lease or sublease is legal, valid, binding, enforceable and in full force and effect with respect to the Company and will continue to be so following the Closing in accordance with the terms thereof as in effect prior to the Closing;

     (b) the Company is not in breach or default under any such lease or sublease and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

     (c) there are no disputes, oral agreements or forbearance programs in effect as to the lease or sublease; and

     (d) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold.

     2.14 Contracts. Section 2.14 of the Disclosure Schedule lists the following written arrangements to which the Company is a party:

     (a) any written arrangement for the lease of personal property from or to third parties providing for lease payments in excess of $15,000 per annum;

     (b) any written arrangement for the licensing or distribution of software, products or other personal property or for the furnishing or receipt of services: (i) which calls for performance over a period of more than one year;
(ii) which involves more than the sum of $15,000; or (iii) in which the Company has granted rights to license, sublicense or copy, "most favored nation" pricing provisions or exclusive marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

     (c) any written arrangement establishing a partnership or joint venture;

     (d) any written arrangement (or group of related written arrangements) under which it has created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) indebtedness (including capitalized lease obligations) involving more than $15,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

     (e) any written arrangement concerning confidentiality or noncompetition;

     (f) any written arrangement with any of the Company Stockholders or their affiliates, as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") ("Affiliates");

     (g) any written arrangement under which the consequences of a default or termination could have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company;

     (h) any other written arrangement including those not entered into in the Ordinary Course of Business involving more than $15,000;

     (i) other than arrangements pursuant to the Company's standard form maintenance and/or support agreement, the form of which has been provided to the Buyer, any written arrangement under which the Company provides maintenance or support services to any third party with regard to the Company's products and any written arrangement containing a commitment by the Company to provide support for any such products for more than one year from the date of this Agreement; and

     (j) any written arrangement by which the Company agrees to make available any Stalker series, WebStalker series or other product.

     The Company has delivered to the Buyer a correct and complete copy of each written arrangement (as amended to date) listed in Section 2.14 of the Disclosure Schedule. With respect to each written arrangement so listed: (i) the written arrangement is legal, valid, binding and enforceable and in full force and effect with respect to the Company and, to the Company's knowledge the written arrangement is legal, valid, binding and is enforceable and in full force and effect with respect to each other party thereto, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws effecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceedings therefor may be brought; (ii) the written arrangement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing and does not require the consent of any party to the transactions contemplated hereby; and (iii) the Company is not in breach or default, to the Company's knowledge, no other party thereto is in breach or default, and no event has occurred which, with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration, under the written arrangement. The Company is not a party to any oral contract, agreement or other arrangement which, if reduced to written form, would be required to be listed in Section 2.14 of the Disclosure Schedule under the terms of this Section 2.14.

         2.15 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company.

         2.16     Insurance.

                  (a) Section 2.16 of the Disclosure Schedule lists each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company is a party, a named insured, or otherwise the beneficiary of coverage at any time within the past year. Section 2.16 of the Disclosure Schedule lists each person or entity required to be listed as an additional insured under each such policy. Each such policy is in full force and effect and will continue to be in full force and effect following the Closing.

                  (b) The Company is not in breach or default (including with respect to the payment of premiums or the giving of notices) under such policy, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification or acceleration, under such policy; and the Company has not received any notice from the insurer disclaiming coverage or reserving rights with respect to a particular claim or such policy in general. The Company has not incurred any loss, damage, expense or liability covered by any such insurance policy for which it has not properly asserted a claim under such policy. The Company is covered by insurance in scope and amount customary and reasonable for the businesses in which it is engaged.

         2.17     Litigation.

                  (a) Section 2.17(a) of the Disclosure Schedule identifies, and contains a description of: (i) any unsatisfied judgment, order, decree, stipulation or injunction; and (ii) any claim, complaint, action, suit, proceeding, hearing or investigation of or in any Governmental Entity or before any arbitrator to which the Company, any officer, director, employee or agent of the Company is or was (for the five (5) years prior to and including the date hereof) a party or, to the knowledge of the Company, is threatened to be made a party. Other than as set forth in Section 2.17(a) of the Disclosure Schedule, none of the complaints, actions, suits, proceedings, hearings, and investigations set forth in Section 2.17(a) of the Disclosure Schedule, if determined adversely to the Company, could have a Material Adverse Effect on the Company.

                  (b) Section 2.17(b) of the Disclosure Schedule identifies any agreement or other document or instrument settling any claim, complaint, action, suit or other proceeding, or a threat of any such claim, complaint, action, suit or other proceeding, against the Company that has arisen during the five (5) year period prior to and including the date hereof.

         2.18 Employees. Section 2.18 of the Disclosure Schedule contains a list of all employees of the Company, along with the position and the annual rate of compensation of each such person. Each such employee has entered into a confidentiality/assignment of inventions agreement with the Company, a copy of which has previously been delivered to the Buyer. To the Company's knowledge, no key employee or group of employees has any plans to terminate employment with the Company. The Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Company has no knowledge of any organizational effort made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Company. To the Company's knowledge, the Company is in compliance in all material respects with all currently applicable laws and regulations respecting discrimination in employment, terms and conditions of employment, wages, hours and occupational safety, and is not engaged in any unfair labor practice. There are no pending claims against the Company under any workers compensation plan or policy or for long term disability. The Company has no material obligations under COBRA with respect to any former employees or beneficiaries thereunder. There are no proceedings pending or, to the knowledge of the Company, threatened, between the Company and its employees, which proceedings have or could reasonably be expected to have a Material Adverse Effect on the Company. In addition, the Company has provided all employees with all relocation benefits, stock options, bonuses and incentives, and all other compensation that such employee has earned up through the date of this Agreement or that such employee was otherwise promised in their employment agreements with the Company.

         2.19     Employee Benefits.

                  (a) Section 2.19(a) of the Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans (as defined below) maintained, or contributed to, by the Company, or any ERISA Affiliate (as defined below). For purposes of this Agreement, "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation, insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation. For purposes of this Agreement, "ERISA Affiliate" means any entity which is a member of: (i) a controlled group of corporations (as defined in Section 414(b) of the Code); (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code); or (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes the Company. Complete and accurate copies of: (i) all Employee Benefit Plans which have been reduced to writing; (ii) written summaries of all unwritten Employee Benefit Plans; (iii) all related trust agreements, insurance contracts and summary plan descriptions; and (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R for the last [three] plan years for each Employee Benefit Plan, have been delivered to the Buyer. Each Employee Benefit Plan has been administered in all material respects in accordance with its terms and each of the Company and the ERISA Affiliates has met its obligations with respect to such Employee Benefit Plan and has made all required contributions thereto. The Company and all Employee Benefit Plans are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder.

                  (b) There are no investigations by any Governmental Entity, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders), suits or proceedings against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan that could give rise to any liability.

                  (c) All the Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and no such Employee Benefit Plan has been amended since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost.

                  (d) Neither the Company nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

                  (e) At no time has the Company or any ERISA Affiliate been obligated to contribute to any "multi-employer plan" (as defined in Section 4001(a)(3) of ERISA).

                  (f) There are no unfunded obligations under any Employee Benefit Plan providing benefits after termination of employment to any employee of the Company (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code and insurance conversion privileges under state law.

                  (g) No act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by the Company or any ERISA Affiliate that would subject the Company or any ERISA Affiliate to any fine, penalty, tax or liability of any kind imposed under ERISA or the Code.

                  (h) No Employee Benefit Plan is funded by, associated with, or related to a "voluntary employee's beneficiary association" within the meaning of Section 501(c)(9) of the Code.

                  (i) No Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company from amending or terminating any such Employee Benefit Plan.

                  (j) Section 2.19(j) of the Disclosure Schedule discloses each:
(i) agreement with any director, executive officer or other key employee of the Company (A) the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving the Company of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding the Company, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan, or any Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

         2.20     Environmental Matters.

                  (a) The Company has complied with all applicable Environmental Laws (as defined below). There is no pending or threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company. For purposes of this Agreement, "Environmental Law" means any federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation or order pertaining to: (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine sanctuaries and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels and containers; (vii) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles; (viii) health and safety of employees and other persons; and (ix) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release" and "environment" shall have the meaning set forth in the federal Comprehensive Environmental Compensation, Liability and Response Act of 1980 ("CERCLA").

                  (b) There have been no releases of any Materials of Environmental Concern (as defined below) into the environment at any parcel of real property or any facility when leased, operated or controlled by the Company or a Subsidiary. The Company is not aware of any other releases of Materials of Environmental Concern that could reasonably be expected to have an impact on the real property or facilities owned, operated or controlled by the Company or a Subsidiary. For purposes of this Agreement, "Materials of Environmental Concern" means any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the federal Resources Conservation and Recovery Act), toxic materials, oil or petroleum and petroleum products, or any other material subject to regulation under any Environmental Law.

                  (c) Set forth in Section 2.20(c) of the Disclosure Schedule is a list of all environmental reports, investigations and audits relating to premises currently or previously leased or operated by the Company (whether conducted by or on behalf of the Company or a third party, and whether done at the initiative of the Company or directed by a Governmental Entity or other third party) which were issued or conducted during the past five years and which the Company has possession of or access to. Complete and accurate copies of each such report, or the results of each such investigation or audit, have been provided to the Buyer.

         2.21 Legal Compliance; Restrictions on Business Activities. The Company and the conduct and operations of its business are in compliance with each law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, which (a) affects or relates to this Agreement or the transactions contemplated hereby or (b) is applicable to the Company or business, except for any violation of or default under a law referred to in clause (b) above which may reasonably be expected not to have a Material Adverse Effect on the Company. There is no agreement, judgment, injunction, order or decree binding upon the Company which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of the Company , any acquisition of property of the Company or the conduct of business by the Company as currently conducted.

         2.22 Permits. The Company possesses all material consents, licenses, permits, grants or other authorizations issued to the Company by a Governmental
Entity: (a) pursuant to which the Company currently operates or holds any interest in any of its properties; or (b) which is required for the operation of its business or the holding of any such interest (collectively, the "Permits"), which Permits are in full force and effect and constitute all Permits required to permit the Company to operate or conduct its business or hold any interest in its property or assets.

          2.23 Certain Business Relationships With Affiliates. No Affiliate of the Company: (a) owns any property or right, tangible or intangible, which is used in the business of the Company; (b) has any claim or cause of action against the Company; or (c) owes any money to the Company. Section 2.23 of the Disclosure Schedule describes any transactions or relationships between the Company and any Affiliate thereof which are reflected in the statements of operations of the Company included in the Financial Statements.

         2.24  Fees.  Except as  disclosed  in  Section  2.24 of the  Disclosure
Schedule, the Company has no liability or obligation to pay any fees or commissions to any broker, investment banking firm, finder or agent with respect to the transactions contemplated by this Agreement.

         2.25 Books and Records. The minute books and other similar records of the Company contain true and complete records of all actions taken at any meetings of the Company's stockholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The books and records of the Company accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of the Company and have been maintained in accordance with good business and bookkeeping practices.

         2.26 Company Action. The Board of Directors of the Company, at a meeting duly called and held, has by the unanimous vote of all directors: (a) determined that the Merger is fair and in the best interests of the Company and its stockholders; (b) adopted this Agreement in accordance with the provisions of the DGCL; and (c) directed that this Agreement and the Merger be submitted to the Company Stockholders for their adoption and approval and resolved to recommend that Company Stockholders vote in favor of the adoption of this Agreement and the approval of the Merger.

         2.27 Customers and Suppliers. As of the date hereof, no customer which individually accounted for more than 5% of the Company's gross revenues during the 12 month period preceding the date hereof and no supplier or the Company has canceled or otherwise terminated, or, to the Company's knowledge, made any written threat to the Company to cancel or otherwise terminate its relationship with the Company or has at any time on or after August 31, 1997, decreased materially its services or supplies to the Company in the case of any such supplier, or its usage of these services or products of the Company in the case of such customer, and to the Company's knowledge, no supplier or customer has indicated either orally or in writing that it will cancel or otherwise terminate its relationship with the Company or to decrease materially its services or supplies to the Company or its usage of the services or products of the Company, as the case may be. The Company has not knowingly breached, so as to provide a benefit to the Company that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of the Company.

         2.28 Pooling of Interests. Neither the Company nor to the knowledge of the Company, any of its directors, officers or Company Stockholders, has taken any action which would interfere with the Buyer's ability to account for the Merger as a pooling of interests.

         2.29 Disclosure. No representation or warranty by the Company contained in this Agreement, and no statement contained in the Disclosure Schedule or any other document, certificate or other instrument delivered to or to be delivered by or on behalf of the Company pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. The Company has disclosed to the Buyer all material adverse information relating to the business of the Company or the transactions contemplated by this Agreement.


                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER
                               AND THE MERGER SUB

         Each of the Buyer and the Merger Sub represents and warrants to the Company as follows:

     3.1 Organization. Each of the Buyer and the Merger Sub is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the State of Delaware. The Buyer is duly qualified to conduct business and is in corporate and tax good standing under the laws of Delaware and in each other jurisdiction in which the failure to be so qualified would have a material adverse effect on the Buyer. The Buyer has the corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Buyer has furnished or made available to the Company true and complete copies of its Certificate of Incorporation and By-laws, each as amended and as in effect on the date hereof (hereinafter the "Buyer Charter" and the "Buyer By-laws," respectively). The Buyer is not in default under or in violation of any provision of its Charter or By-laws, each as amended to date.

     3.2 Capitalization. The authorized capital stock of the Buyer consists of Five Million (5,000,000) shares of undesignated preferred stock, of which no shares were issued and outstanding as of August 31, 1997, and Forty Million (40,000,000) shares of Buyer Common Stock, of which 11,611,851 shares were issued and outstanding and no shares were held in the treasury of the Buyer as of July 31, 1997. All of the issued and outstanding shares of Buyer Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. All of the Merger Shares will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights.

     3.3 Authorization of Transaction. Each of the Buyer and the Merger Sub has all corporate requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the performance of this Agreement and the consummation of the transactions contemplated hereby and thereby by the Buyer and the Merger Sub have been duly and validly authorized by all necessary corporate action on the part of the Buyer and Merger Sub. This Agreement has been duly and validly executed and delivered by the Buyer and the Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of the Buyer and the Merger Sub, enforceable against them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

     3.4 Noncontravention. Subject to compliance with the applicable requirements of the Securities Act and any applicable state securities laws, the Exchange Act and the filing of the Certificate of Merger as required by the DGCL, neither the execution and delivery of this Agreement, nor the consummation by the Buyer or the Merger Sub of the transactions contemplated hereby or thereby, will: (a) conflict or violate any provision of the Buyer Charter or the Buyer By-laws or the Charter or By-Laws of the Merger Sub; (b) require on the part of the Buyer or the Merger Sub any filing with, or permit, authorization, consent or approval of, any Governmental Entity; (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which the Buyer or Merger Sub is a party or by which either is bound or to which any of their assets are subject; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or the Merger Sub or any of their properties or assets.

     3.5 Reports and Financial Statements. The Buyer has previously furnished or made available to the Company complete and accurate copies, as amended or supplemented, all other reports filed by the Buyer under Section 13 of the Exchange Act with the Securities and Exchange Commission ("SEC") since the quarter ended September 27, 1996 (such reports are collectively referred to herein as the "Buyer Reports"). The Buyer Reports constitute all of the documents required to be filed by the Buyer under Section 13 of the Exchange Act with the SEC since such date. As of their respective dates, the Buyer Reports complied in all material respects with applicable SEC and Nasdaq requirements and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Buyer included in the Buyer Reports: (a) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto; (b) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act); (c) fairly present the consolidated financial condition, results of operations and cash flows of the Buyer as of the respective dates thereof and for the periods referred to therein; and (d) are consistent with the books and records of the Buyer.

     3.6 Absence of Material Adverse Changes. Since August 31, 1997, there has not been any material adverse change in the assets, business, financial condition or results of operations of the Buyer, nor has there occurred any event or development that could reasonably be foreseen to result in such a material adverse change in the future.

     3.7 Brokers' Fees. Neither the Buyer nor the Merger Sub has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement except to The Updata Group, Inc.

     3.8 Disclosure. No representation or warranty by the Buyer contained in this Agreement, and no statement contained in any document, certificate or other instrument delivered to or to be delivered by or on behalf of the Buyer pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. The Buyer has disclosed to the Company all material adverse information relating to the business of the Buyer or the transactions contemplated by this Agreement.

     3.9 Undisclosed Liabilities. (a) The Buyer has no liability, whether liquidated or unliquidated and whether due or to become due), except for liabilities accrued or reserved against unaudited consolidated balance sheet of the Company as of June 27, 1997; (b) liabilities which have arisen since June 27, 1997, in the Ordinary Course of Business and which are similar in nature and amount to the liabilities which arose during the comparable period of time in the immediately preceding fiscal period; and (c) contractual or statutory liabilities incurred in the Ordinary Course of Business which are consistent with past practice and are not required by GAAP to be reflected on a balance sheet.

     3.10 Taxes. The Buyer has filed all material Tax Returns that it was required to file and all such Tax Returns were correct and complete in all material respects. The accrued but unpaid Taxes of the Buyer for tax periods through the date of the June 27, 1997, balance sheet do not exceed the accruals and reserves for Taxes set forth on such balance sheet. All Taxes attributable to the period January 1, 1997, through June 27, 1997, are attributable to the conduct by the Buyer of its operations in the Ordinary Course of Business or to the transactions contemplated by this Agreement. The Buyer has no actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Buyer during a prior period) other than the Buyer. All Taxes that the Buyer is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

     3.11 Intellectual Property.

                  (a) The Buyer owns, or is licensed or otherwise possesses legally enforceable rights to use, all Intellectual Property that are used to conduct its business as currently conducted. The Buyer has taken adequate measures to protect the proprietary nature of each item of Intellectual Property, and to maintain in confidence all trade secrets and confidential information that it owns or uses.

                  (b) With respect to each item of Intellectual Property that the Buyer owns: (i) subject to such rights as have been granted by the Buyer under license agreements entered into by the Buyer, the Buyer possesses all right, title and interest in and to such item; and (ii) such item is not subject to any outstanding judgment, order, decree, stipulation or injunction. With respect to each item of Third Party Intellectual Property Rights: (i) the license, sublicense or other agreement covering such item is legal, valid, binding, enforceable and in full force and effect with respect to the Buyer party thereto, and to the Buyer's knowledge is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto; (ii) such license, sublicense or other agreement will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing; (iii) the Buyer is not in breach or default under, and to the Buyer's knowledge no other party is in breach or default under, any such license or other agreement and, to the Buyer's knowledge, no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder; (iv) the underlying item of Third Party Intellectual Property is not subject to any outstanding judgment, order, decree, stipulation or injunction to which the Buyer is a party or has been specifically named, nor to the Buyer's knowledge subject to any other outstanding judgment, order, decree, stipulation, or injunction; and (v) no license or other fee is payable upon any transfer or assignment of such license, sublicense or other agreement.

     3.12 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any court, tribunal or Governmental Entity or, to the Buyer's knowledge, threatened against the Buyer or any of its officers, directors, employees or agents (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Buyer. There is no judgment, decree or order against the Buyer or, to the Buyer's knowledge, any of its officers, directors, employees or agents (in their capacities as such) that could prevent, enjoin or materially alter or delay any of the transactions contemplated by this Agreement or that could reasonably be expected to have a Material Adverse Effect on the Buyer.

     3.13 Employee Benefits.

                  (a) The Buyer and all its Employee Benefit Plans are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder.

                  (b) There are no investigations by any Governmental Entity, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Buyer's Employee Benefit Plans and proceedings with respect to qualified domestic relations orders), suits or proceedings against or involving any of Buyer's Employee Benefit Plan or asserting any rights or claims to benefits under any of Buyer's Employee Benefit Plan that could give rise to any liability.

                  (c) All of Buyer's Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and no such Employee Benefit Plan has been amended since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost.

                  (d) Neither the Buyer nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

                  (e) At no time has the Buyer or any ERISA Affiliate been obligated to contribute to any "multi-employer plan" (as defined in Section 4001(a)(3) of ERISA).

                  (f) There are no unfunded obligations under any Employee Benefit Plan providing benefits after termination of employment to any employee of the Buyer (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code and insurance conversion privileges under state law.

                  (g) No act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by the Buyer or any ERISA Affiliate that would subject the Buyer or any ERISA Affiliate to any fine, penalty, tax or liability of any kind imposed under ERISA or the Code.

                  (h) No Buyer Employee Benefit Plan is funded by, associated with, or related to a "voluntary employee's beneficiary association" within the meaning of Section 501(c)(9) of the Code.

                  (i) No Buyer Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Buyer from amending or terminating any such Employee Benefit Plan.


                                   ARTICLE IV
                                    COVENANTS

     4.1 Best Efforts. Each of the Parties shall use its best efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

     4.2 Notices and Consents. Each of the Buyer, the Merger Sub and the Company shall use its respective best efforts to obtain, at its expense, all such waivers, permits, consents, approvals or other authorizations from third parties and Governmental Entities, and to effect all such registrations, filings and notices with or to third parties and Governmental Entities, as may be required by or with respect to the Buyer, the Merger Sub or the Company, respectively, in connection with the transactions contemplated by this Agreement (including without limitation, with respect to the Company, those listed in Section 2.4 or
Section 2.22 of the Disclosure Schedule).

     4.3 Special Meeting.

                  (a) The Company shall call a special meeting of Company Stockholders to be held to vote in favor of the adoption of this Agreement and the approval of the Merger ("the Company Special Meeting") in accordance with the DGCL and shall solicit proxies from its stockholders to vote in favor of the adoption of this Agreement and the approval of the Merger at the Company Special Meeting. In lieu of the Company calling a Special Meeting of the Company Stockholders, the Company may circulate for execution a written consent of stockholders in lieu of special meeting; provided, however, that the Company shall obtain the consent of the holders of no fewer than 90% the outstanding shares of Common Stock and Preferred Stock entitled to vote on the Merger.

                  (b) The Company shall comply with all applicable provisions of the DGCL in the preparation, filing and distribution of any proxy materials, the solicitation of proxies thereunder, and the calling and holding of the Company Special Meeting. Without limiting the foregoing, the Company shall ensure that the proxy materials do not, as of the date on which it is distributed to Company Stockholders, and as of the date of the Company Special Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that the Company shall only be responsible for the accuracy and completeness of information relating to the Company or furnished by the Company in writing for inclusion in any such proxy materials).

                  (c) The Buyer shall comply with all applicable provisions of and rules under the Securities Act and the Exchange Act and state securities laws in the offering and issuance of the Merger Shares. As soon as commercially practicable after the Closing but not later than one month after the Closing Date, the Buyer shall prepare and file with the SEC a Registration Statement on Form S-3 (the "Registration Statement") with respect to the sale of the Merger Shares by the Company Stockholders. The Buyer shall take all reasonable steps necessary to ensure that the Registration Statement does not, as of its effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (provided that the Buyer shall not be responsible for the accuracy and completeness of information relating to the Company, any other information furnished by the Company in writing for inclusion in the Registration Statement, or the Company Stockholders). The Buyer shall keep the Registration Statement effective for a period of one year after the Closing Date.

                  (d) The Company, acting through its Board of Directors, shall include in any proxy materials the recommendation of its Board of Directors that the Company Stockholders vote in favor of the adoption of this Agreement and the approval of the Merger, and shall otherwise use its best efforts to obtain the Requisite Stockholder Approval.

     4.4 Securities Laws.

                  (a) Prior to the Closing, the Company shall not take any action, including the granting of employee stock options, that would cause the number of Company Stockholders who are not "accredited investors" pursuant to Regulation D promulgated under the Securities Act to increase to more than 35 during the term of this Agreement or that would cause any person who does not meet the standards of Regulation D required for "purchasers" under Regulation D to become a stockholder or option holder.

                  (b) The Buyer shall take all steps necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Buyer Common Stock in connection with the Merger. The Company shall use its best efforts to assist the Buyer as may be necessary to comply with such securities and blue sky laws.

     4.5 Operation of Business. Except as contemplated by this Agreement and except as set forth on Schedule 2.7, during the period from the date of this Agreement to the Effective Time, the Company shall conduct its operations in the Ordinary Course of Business and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, prior to the Effective Time, the Company shall not, without the written consent of the Buyer:

     (a) issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) or authorize the issuance, sale or delivery of, or redeem or repurchase, any stock of any class or any other securities or any rights, warrants or options to acquire any such stock or other securities (except pursuant to the conversion or exercise of convertible securities, Options or Warrants outstanding on the date hereof), or amend any of the terms of any such convertible securities, Options or Warrants;

     (b) split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

     (c) except in the Ordinary Course of Business, create, incur or assume any debt not currently outstanding (including obligations in respect of capital leases); assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity;

     (d) enter into, adopt or amend any Employee Benefit Plan or any employment or severance agreement or arrangement of the type described in Section 2.19(j) or increase in any manner the compensation or fringe benefits of, or modify the employment terms of, its directors, officers or employees, generally or individually, except in the Ordinary Course of Business and consistent with past practices, or pay any benefit not required by the terms in effect on the date hereof of any existing Employee Benefit Plan;

     (e) acquire, sell, lease, encumber or dispose of any assets or property (including without limitation any shares or other equity interests in or securities of any Subsidiary or any corporation, partnership, association or other business organization or division thereof), other than purchases and sales of assets in the Ordinary Course of Business;

     (f) amend the Company Charter or the Company By-laws, except as required by this Agreement;

     (g) change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

     (h) discharge or satisfy any Security Interest or pay any obligation or liability other than in the Ordinary Course of Business;

     (i) mortgage or pledge any of its property or assets or subject any such assets to any Security Interest;

     (j) sell, assign, transfer or license any Intellectual Property, other than in the Ordinary Course of Business;

     (k) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive, release or assign any rights under, any material contract or agreement;

     (l) make or commit to make any capital expenditure in excess of $10,000 per item;

     (m) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in
(i) any of the representations and warranties of the Company set forth in this Agreement becoming untrue or (ii) any of the conditions to the Merger set forth in Article V not being satisfied;

     (n) hire, terminate or discharge any employee or engage any consultant, provided, however, that any employee or consultant may terminate his or her relationship with the Company;

     (o) take any action, which would interfere with the Buyer's ability to account for the Merger as a pooling of interests; or

     (p) agree in writing or otherwise to take any of the foregoing actions.

     4.6 Full Access. The Company shall permit representatives of the Buyer to have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the Company, subject to compliance with applicable confidentiality obligations and requirements of the Company.

     4.7 Notice of Breaches. The Company shall promptly deliver to the Buyer written notice of any event or development that would (a) render any statement, representation or warranty of the Company in this Agreement (including the Disclosure Schedule) inaccurate or incomplete in any material respect, or (b) constitute or result in a material breach by the Company or any of its Affiliates of, or a failure by the Company or any of its Affiliates to comply with, any agreement or covenant in this Agreement applicable to such party. The Buyer or the Merger Sub shall promptly deliver to the Company written notice of any event or development that would (i) render any statement, representation or warranty of the Buyer or the Merger Sub in this Agreement inaccurate or incomplete in any material respect, or (ii) constitute or result in a breach by the Buyer or the Merger Sub of, or a failure by the Buyer or the Merger Sub to comply with, any agreement or covenant in this Agreement applicable to such party. No such disclosure shall be deemed to avoid or cure any such misrepresentation or breach.

     4.8 Exclusivity. The Company shall not, and the Company shall use its best efforts to cause its Affiliates and each of its officers, directors, employees, representatives and agents not to, directly or indirectly, except to the extent required by fiduciary obligations under applicable law, (a) solicit, initiate, engage or participate in or knowingly encourage discussions or negotiations with any person or entity (other than the Buyer) concerning any merger, consolidation, sale of material assets, tender offer, recapitalization, accumulation of Company Shares, proxy solicitation or other business combination involving the Company or any division of the Company or (b) provide any non-public information concerning the business, properties or assets of the Company to any person or entity (other than the Buyer). The Company shall immediately notify the Buyer of, and shall disclose to the Buyer all details of, any material inquiries, discussions or negotiations of the nature described in the first sentence of this Section 4.8.

     4.9 Agreements From Certain Affiliates of the Company.

                  (a) Schedule 4.9 sets forth a list of all persons or entities who are at such time Affiliates of the Company (the "Company Affiliates"). The Company shall provide the Buyer such information and documents as the Buyer shall reasonably request for purposes of reviewing such list. The Company shall use its best efforts or cause to be delivered to the Buyer, concurrently with the execution of this Agreement (and in each case prior to the Effective Time), from each of the Company Affiliates an executed Affiliate Agreement in the form attached hereto as Exhibit B (the "Affiliate Agreements"). The Buyer and Merger Sub shall be entitled to place appropriate legends on the certificates evidencing any Buyer Common Stock to be received by the Company Affiliates pursuant to the terms of this Agreement and to issue appropriate stock transfer instructions to the transfer agent for Buyer Common Stock, consistent with the terms of such Affiliate Agreement.

                  (b) The Company shall use its best efforts, on behalf of the Buyer and pursuant to the request of the Buyer, to cause holders of more than 90% of the sum of: (i) all shares of Company Common Stock issued and outstanding; (ii) all shares of the Company's Series A Convertible Preferred Stock issued and outstanding; and (iii) all shares of the Company's Series B Convertible Preferred Stock issued and outstanding to execute and deliver to the Buyer the Target Stockholder Agreements substantially in the form of Exhibit C hereto (the "Stockholder Agreements") concurrently with the execution of the Agreement if such holders have not otherwise executed an Affiliate Agreement.

     4.10 Listing of Merger Shares. As soon as reasonably practicable after the Closing, the Buyer shall use its best efforts to list the Merger Shares on the Nasdaq National Market.

     4.11 Confidentiality. Each of the parties hereto agrees that it shall, and shall cause its subsidiaries and the officers, employees and authorized representatives of each of them to, hold in strict confidence all data and information obtained by them from the other parties hereto (unless such information is or becomes readily ascertainable from public or published information) and shall not, and shall use its best efforts to ensure that such subsidiaries, directors, officers, employees and authorized representatives do not, disclose such information to others without the prior written consent of the party from which such data or information was obtained, except as required by law after consultation with counsel (provided that any such party shall consult with the other party prior to making such disclosure). In the event of the termination of this Agreement, each of the parties will return or destroy all documents, work papers and other materials (including all copies made thereof) obtained pursuant hereto.

     4.12 Piggy-Back Registration Rights.

                  (a) Whenever the Buyer proposes to file a registration statement at any time and from time to time, it will, prior to such filing, give written notice to all of the Company Stockholders of its intention to do so and, upon the written request of a Company Stockholder (or Company Stockholders) holding Merger Shares given within twenty (20) days after the Buyer provides such notice (which request shall state the intended method of disposition of such Merger Shares), the Buyer shall use its best efforts to cause all Merger Shares (including any and all shares of the Buyer's Common Stock issued in respect of the Merger Share because of a stock split, stock dividend or like event) that the Buyer has been requested by such Company Stockholder (or Company Stockholders) to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Company Stockholder or Company Stockholders; provided that the Buyer shall have the right to postpone or withdraw any registration effected pursuant to this Section
4.12 without obligation to any Company Stockholder.

                  (b) In connection with any offering under this Section 4.12 involving an underwriting, the Buyer shall not be required to include any Merger Shares in such underwriting unless the holders thereof accept the terms of the underwriting as agreed upon between the Buyer and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Buyer. If in the opinion of the managing underwriter the registration of all, or part of, the Merger Shares which the holders have requested to be included would materially and adversely affect such public offering, then, then the holders of Merger Shares who have requested registration and other holders of shares of Buyer
Common Stock entitled to include shares of Buyer Common Stock in such registration shall participate in the underwriting pro rata based upon the number of shares each such holder is entitled to include in such underwriting; provided, however, that if the Buyer is issuing and selling shares of its Common Stock in such offering, no reduction will occur in the number of shares that the Buyer is seeking to issue and sell shall occur until the number of shares of the Buyer Common Stock to be included in the offering by the foregoing individuals has been reduced to zero.

     4.13 Pooling Accounting. The Buyer and the Company shall each use reasonable commercial efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. Each of the Company and the Buyer shall use its best efforts to cause its respective Affiliates not to take any action that would adversely affect the ability of the Buyer to account of the business combination to be effected by the Merger as a pooling of interests.

     4.14 Escrow Agreement. On or before the Effective Time, the Escrow Agent and the Stockholders' Agent (as defined in Article VII hereto) will execute the Escrow Agreement contemplated by Article VII in the form attached hereto as Exhibit D (the "Escrow Agreement").

     4.15 [Intentionally omitted.]

     4.16 Reorganization. The Buyer and the Company shall each use its best efforts to cause the business combination to be effected by the Merger to be qualified as a "reorganization" described in Section 368(a) of the Code.

     4.17 Best Efforts and Further Assurances. Each of the Parties shall use best efforts to effectuate the transactions contemplated hereby and to fill and cause to be fulfilled the conditions to Closing under this Agreement. Each Party, at the reasonable request of another Party, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     4.18 Payments by Buyer at Closing.

                  (a) Company Bridge Loans. The Buyer agrees to provide the Company with the necessary funds to pay in full, and thereafter cause the Company to pay in full, immediately following the Closing, all amounts (including principal and any interest, late fees or penalties accrued as of the date of the Closing) owed by the Company under those certain notes held by Imperial Bank, Venrock Associates and Venrock Associates II, L.P. as listed on
Schedule 4.18(a).

                  (b) Transaction Costs. The Buyer agrees to pay, at the Closing, all of the Transaction Costs of the Company, other than the Transition Costs, up to the amount of $1,000,000. At least three (3) days prior to the Closing, the Company shall deliver to the Buyer a schedule of the Company's actual Transaction Costs (the "Transaction Cost Schedule"). At the Closing, the Buyer shall deliver checks payable to the parties listed on the Transaction Cost Schedule. The Buyer will have no responsibility for payment of any of the Company's Transaction Costs in excess of $1,000,000.

                                    ARTICLE V
                      CONDITIONS TO CONSUMMATION OF MERGER

     5.1 Conditions to Each Party's Obligations. The respective obligations of each Party to consummate the Merger are subject to the satisfaction of the following conditions:

     (a) this Agreement and the Merger shall have received the Requisite Stockholder Approval by the Company Stockholders;

     (b) the Buyer and the Company shall be satisfied that the issuances of Buyer Common Stock in the transaction shall be exempt under Section 4(2) of the Securities Act;

     (c) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger or limiting or restricting the Buyer's conduct or operation of the business of the Buyer or the Surviving Corporation after the Merger shall have been issued, nor shall any proceeding brought by any Governmental Entity, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal;

     (d) the Buyer shall have received all permits and other authorizations required under applicable state securities laws for the issuance of the Merger Shares;

     (e) the Company, the Buyer, the Escrow Agent and the Stockholders' Agent (as defined in Article VII hereto) shall have entered into the Escrow Agreement; and

     (f) the Buyer and the Company shall each have received the written opinion of their respective counsel in form reasonably satisfactory to each of the opposing counsel to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In preparing the tax opinions, counsel may rely on reasonable assumptions and may also rely on (and to the extent reasonably required, the parties and Company Stockholders shall make) reasonable representations related thereto.

         5.2 Conditions to Obligations of the Buyer and the Merger Sub. The obligation of each of the Buyer and the Merger Sub to consummate the Merger is subject to the satisfaction of the following additional conditions:

     (a) the Agreement and the Merger shall have been approved and adopted with the Requisite Stockholder Approval and the number of Dissenting Shares shall not exceed 10% of the number of outstanding Company Shares as of the Effective Time;

     (b) the Company shall have obtained all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 4.2, except for any which if not obtained or effected would not have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company or on the ability of the Parties to consummate the transactions contemplated by this Agreement;

     (c) the representations and warranties of the Company set forth in Article II shall be true and correct when made on the date hereof and shall be true and correct in all material respects as of the Effective Time as if made as of the Effective Time, except for representations and warranties made as of a specific date, which shall be true and correct as of such date;

     (d) the Company shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

     (e) the Company shall have delivered to the Buyer and the Merger Sub a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in clauses (a), (b) and (c) (to the extent the Company is a party or is named therein) of Section 5.1 and clauses (a) through (d) of this Section 5.2 is satisfied in all respects;

     (f) the Buyer and the Merger Sub shall have received from Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel to the Company, an opinion substantially in the form set forth as Exhibit E attached hereto, addressed to the Buyer and the Merger Sub and dated as of the Closing Date;

     (g) the Buyer and the Merger Sub shall have received the resignations, effective as of the Effective Time, of each director of the Company;

     (h) (i) all of the employees identified on Schedule 2.18 hereof are available for continued employment (subject to the parties' mutual agreement as to salary and option levels) and (ii) the Company Affiliates shall have executed and delivered non-disclosure developments and non-competition agreements to the Buyer in substantially the form of Exhibit F attached hereto or others reasonably acceptable to the Buyer;

     (i) each Company Affiliate shall have executed and delivered an Affiliate Agreement and each Company Stockholder who is not a Company Affiliate shall have executed and delivered a Stockholder Agreement;

     (j) the Buyer shall have received a written memorandum from Ernst & Young, LLP, dated as of the Closing Date, stating that the Merger will qualify as a "pooling of interests" transaction under Accounting Principles Board Opinion No. 16 and applicable SEC regulations, if the Merger is consummated in accordance with this Agreement;

     (k) all actions to be taken by the Company in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Buyer and the Merger Sub; and

     (l) there shall not have occurred any material adverse change in the official condition, properties, assets (including intangible assets), liabilities, business, operations or results of operations of the Company, the Company's Transaction Costs shall not have exceeded $1,000,000 and the Company shall have a net worth (assets less liabilities) of at least $74,000 and a non-negative balance of cash and cash equivalents.

     5.3 Conditions to Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction of the following additional conditions:

                  (a) the representations and warranties of the Buyer and the Merger Sub set forth in Article III shall be true and correct when made on the date hereof and shall be true and correct in all material respects as of the Effective Time as if made as of the Effective Time, except for representations and warranties made as of a specific date, which shall be true and correct as of such date;

                  (b) each of the Buyer and the Merger Sub shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

                  (c) each of the Buyer and the Merger Sub shall have delivered to the Company a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in clauses (b), (c) (to the extent the Buyer or Merger Sub is a party or is named therein) and (d) of Section 5.1 and clauses (a) and (b) of this Section 5.3 is satisfied in all respects;

                  (d) the Company Stockholders shall have received from Piper & Marbury L.L.P., counsel to the Buyer and the Merger Sub, an opinion substantially in the form set forth as Exhibit G attached hereto, addressed to the Company and dated as of the Closing Date; and

                  (e) all actions to be taken by the Buyer and the Merger Sub in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Company.

                                   ARTICLE VI
                                   TERMINATION

         6.1 Termination of Agreement. The Parties may terminate this Agreement prior to the Effective Time (whether before or after Requisite Stockholder Approval) as provided below:

                  (a) the Parties may terminate this Agreement by mutual written consent;

                  (b) the Buyer may terminate this Agreement by giving written notice to the Company in the event the Company is in material breach, and the Company may terminate this Agreement by giving written notice to the Buyer and the Merger Sub in the event the Buyer or the Merger Sub is in breach, of any representation, warranty or covenant contained in this Agreement, and such breach is not remedied within 10 days of delivery of written notice thereof;

                  (c) any Party may terminate this Agreement by giving written notice to the other Parties (i) at any time after the Company Stockholders have voted on whether to approve this Agreement and the Merger in the event this Agreement and the Merger failed to receive the Requisite Stockholder Approval or
(ii) upon the entry of any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger that has become final and nonappealable;

                  (d) the Buyer may terminate this Agreement by giving written notice to the Company if the Closing shall not have occurred on or before October 16, 1997, by reason of the failure of any condition precedent under
Section 5.1 or 5.2 hereof (unless the failure results from a breach by the Buyer or the Merger Sub of any representation, warranty or covenant contained in this Agreement); and

                  (e) the Company may terminate this Agreement by giving written notice to the Buyer and the Merger Sub if the Closing shall not have occurred on or before October 16, 1997, by reason of the failure of any condition precedent under Section 5.1 or 5.3 hereof (unless the failure results primarily from a breach by the Company of any representation, warranty or covenant contained in this Agreement).

         6.2 Effect of Termination. If any Party terminates this Agreement pursuant to Section 6.1, all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party for breaches of this Agreement).

         6.3 Amendment. The board of directors of the Parties may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the Parties; provided that an amendment made subsequent to the adoption of the Agreement by Company Stockholders shall not:
(a) alter or change the amount or kind of consideration to be received on conversion of the Company Shares; (b) alter or change any term of the Charter or By-laws of the Surviving Corporation to be effected by the merger; or (c) alter or change any of the terms and conditions of the Agreement if such alteration or change would adversely affect the holders of Company Shares.

          6.4 Extension; Waiver. At any time prior to the Effective Time, any Party may, to the extent legally allowed: (a) extend the time for the performance of any of the obligations or other acts of the other Parties; (b) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.


                                   ARTICLE VII
                           ESCROW AND INDEMNIFICATION

     7.1 Indemnification.

                  (a)      Survival of the Warranties.

     (i) The representations, warranties and covenants set forth in Sections 2.6, 2.7, 2.8, 2.9, 2.10, 2.11, 2.13 and 2.28 shall terminate and expire upon the date of issuance by the Buyer of its first annual audited financial statements following the consummation of the Merger.

     (ii) Other than Sections 2.6, 2.7, 2.8, 2.9, 2.10, 2.11, 2.13 and 2.28, the
representations, warranties and covenants set forth in Articles II hereof shall terminate and expire on the first anniversary of the Closing Date.

                  (b) Subject to the limitations set forth in this Article VII, the Former Company Stockholders will indemnify and hold harmless the Buyer and the Surviving Corporation and its respective officers, directors, agents and employees, and each person, if any, who controls or may control the Buyer or the Surviving Corporation within the meaning of the Securities Act (hereinafter referred individually as an "Indemnified Person" and collectively as
"Indemnified Person") from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation reasonable legal fees, net of any recoveries under existing insurance policies, tax benefit received by the Buyer or its Affiliates as a result of such damages, indemnities from third parties or in the case of third party claims, by any amount actually recovered by the Buyer or its Affiliates pursuant to counterclaims made by any of them directly relating to the facts giving rise to such third party claims (collectively, "Damages") arising out of any misrepresentation or breach of or default in connection with any of the representations and warranties given or made by the Company in Article II of this Agreement, the Disclosure Schedules or any exhibit or schedule to this Agreement. The Buyer and its Affiliates shall act in good faith and in a commercially reasonable manner to mitigate any Damages they may suffer. Notwithstanding the foregoing, in no event shall the aggregate liability of a Former Company Stockholder exceed an amount equal to 45.38% of the Buyer Share Market Value of the Merger Shares received by such Former Company Stockholder hereunder, as such value is determined as of the Closing Date in accordance with Section 1.5(a) (the "Indemnity Value").

                  (c) Nothing in this Agreement shall limit the liability of the Company for any breach of any representation, warranty or covenant if the Merger does not close.

     7.2 Holdbacks.

                  (a) Escrow Fund. Notwithstanding the provisions of Article I, upon the Closing of the Merger, the Buyer shall issue to each Company Stockholder 90% of the Buyer Common Stock otherwise issuable to such stockholder pursuant to Article I (rounded upward to the nearest whole share). The remaining 10% of the Buyer Common Stock issuable to a Company Stockholder in connection with the Merger shall be referred to as "Escrow Shares," collectively, the Escrow Shares shall be referred to as the "Escrow Fund." The obligation of the Buyer to issue the Escrow Shares otherwise issuable upon the Merger or any such exercise shall be subject to reduction to satisfy the Company's obligations under this Article VII. Damages that: (i) are accepted as valid by the Stockholders' Agents (as defined below); or (ii) are determined to be valid by arbitration as described in this Article VII, shall reduce the number of Escrow Shares issuable to the Company Stockholders by the number of Escrow Shares (rounded to the closest whole number) equal to such Damages divided by the Buyer Share Market Value. As soon as practicable after the Effective Date, the Escrow Shares shall be registered in the name of, and be deposited with, Mercantile Bank (or other institution selected by the Buyer with the reasonable consent of the Company) as escrow agent (the "Escrow Agent"), such deposit to constitute the Escrow Fund and to be governed by the terms set forth herein and in the Escrow Agreement attached hereto as Exhibit D. The Escrow Shares shall be beneficially owned by the Company Stockholders and the Escrow Fund shall be available to partially compensate the Buyer pursuant to the indemnification obligations of the Former Company Stockholders. With respect to the claims made prior to the termination of the "Escrow Period" (as defined below), arising out of breaches of the representations and warranties set forth in Section 2.12 and, with respect only to Intellectual Property and Third Party Intellectual Property Rights, in Section 2.14 (collectively, the "Intellectual Property Claims"), the Buyer, in addition to the Escrow Fund, may seek indemnification from the Former Company Stockholders pursuant to the Affiliate Agreements and Stockholder Agreements. To the extent not used for the foregoing purposes, such Escrow Shares shall be released as provided in this Article VII.

                  (b) Exclusivity of Remedies. The total liability of each Former Company Stockholder under or in connection with this Agreement shall be based on such stockholder's pro rata share of the Merger Shares to be received pursuant to this Agreement, shall be several and not joint and, with respect to claims other than Intellectual Property Claims, shall be limited to the Escrow Shares of such Former Company Stockholder, and Buyer and the Surviving Corporation (together with the other persons indemnified hereunder) may look solely to such Escrow Shares for the satisfaction of any claims against the Former Company Stockholder, other than with respect to the Intellectual Property Claims. Other than the Intellectual Property Claims, the Buyer agrees that no Former Company Stockholder shall be personally liable with respect to such claims, except for the interest of such Former Company Stockholder in the Escrow Shares. This Article VII sets forth the sole and exclusive remedy of the Buyer and the Surviving Corporation (together with the other Indemnified Persons) after the Closing with respect to any representation, warranty, covenant or agreement made by the Company under or in connection with this Agreement or any covenants or agreements contemplated by this Agreement.

     7.3 Damage Threshold.

                  (a) Notwithstanding Section 7.1, the Buyer may not receive any shares from the Escrow Fund unless and until an Officer's Certificate or Certificates (as defined in Section 7.5 below) and identifying the requirements of Section 7.5(a)(ii) and identifying Damages has been delivered to the Escrow Agent as provided in Section 7.5 below and such amount is determined pursuant to this Article VII to be payable, in which case the Buyer shall receive shares equal in value to the full amount of Damages.

                  (b) If the Damages for the Intellectual Property Claims are in excess of the value of the Escrow Fund, the Buyer may then seek indemnification from the Company Stockholders pursuant to the Affiliate Agreements and the Stockholder Agreements. In no event shall the liability of each Former Company Stockholder with respect to all claims hereunder, including the Intellectual Property Claims, exceed the Indemnity Value for such Former Company Stockholder.

     7.4 Escrow Period. The period commencing upon the Effective Time and ending upon the date twelve months following the Effective Time shall be referred to as the "Escrow Period." The Escrow Period shall terminate upon the expiration of twelve months after the Effective Time; provided, however, that a portion of the Escrow Shares, which, in the reasonable judgment of the Buyer, subject to the objection of the Stockholders' Agent and the subsequent arbitration of the matter in the manner provided in Section 7.7 hereof, are necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent prior to termination of the Escrow Period with respect to claims made by the Buyer pursuant to Section 7.5 prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been resolved.

     7.5 Claims Upon Escrow Fund. Subject to the procedures set forth in Section 7.6:

                  (a) Upon receipt by the Escrow Agent on or before the last day of the Escrow Period of a certificate signed by any officer of the Buyer (an "Officer's Certificate"):

     (i) stating that with respect to the indemnification obligations of Company Stockholders, Damages exist in an aggregate amount greater than $75,000, and

     (ii) specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid, or properly accrued or arose, the nature of the misrepresentation, breach of warranty or claim to which such item is related, the Escrow Agent shall, subject to the provisions of this Article VII, deliver to the Buyer out of the Escrow Fund, as promptly as practicable, Buyer Common Stock or other assets held in the Escrow Fund having a value equal to such Damages with respect to the indemnification obligations of Company Stockholders set forth in Section 7.1. The Escrow Agent shall use the Escrow Fund first to satisfy any Damages arising from claims other than the Intellectual Property Claims and any remainder in the Escrow Fund shall then be used to satisfy the Intellectual Property Claims to the extent possible.

                  (b) For the purpose of compensating the Buyer for its Damages pursuant to this Agreement, Buyer Common Stock in the Escrow Fund shall be valued at the Buyer Share Market Value as of the date of the Officer's Certificate delivered to the Escrow Agent.

     7.6 Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Stockholders' Agent (defined in Section 7.8 below) and for a period of forty-five (45) days after such delivery, the Escrow Agent shall make no delivery of Buyer Common Stock or other property pursuant to Section 7.5 hereof unless the Escrow Agent shall have received written authorization from the Stockholders' Agent to make such delivery. After the expiration of such forty-five (45) days period, the Escrow Agent shall make delivery of Buyer Common Stock or other property in the Escrow Fund in accordance with Section 7.5 hereof, provided that no such payment or delivery may be made if the Stockholders' Agent shall object in a written statement to the claim made in the Officer's certificate, and such statement shall have been delivered to the Escrow Agent and to the Buyer prior to the expiration of such forty-five (45) day period.

     7.7 Resolution of Conflicts and Arbitration.

                  (a) In case the Stockholders' Agent shall so object in writing to any claim or claims by the Buyer made in any Officer's Certificate, the Buyer shall have forty-five (45) days to respond in a written statement to the objection of the Stockholders' Agent. If after such forty-five (45) day period there remains a dispute as to any claims, the Stockholders' Agent and the Buyer shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholders' Agent and the Buyer should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute Buyer Common Stock or other property from the Escrow Fund in accordance with the terms thereof.

                  (b) If no such agreement can be reached after good faith negotiation, either the Buyer or the Stockholders' Agent may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within fifteen (15) days after such written notice is sent, the Buyer and the Stockholders' Agent shall each selected one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 7.6 hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith.

                  (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Montgomery County, Maryland under the commercial rules then in effect of the American Arbitration Association. For purposes of this Section 7.7(c), in any arbitration hereunder in which any claim or the amount thereof stated in the
Officer's Certificate is at issue, the Buyer shall be deemed to be the Non-Prevailing Party unless the arbitrators award the Buyer more than one- half (1/2) of the amount in dispute, plus any amounts not in dispute; otherwise, the Company Stockholders for whom shares of Buyer Common Stock otherwise issuable to them have been deposited in the Escrow Fund shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including without limitations attorneys' fees and costs, reasonably incurred by other party to the arbitration.

     7.8 Stockholders' Agent.

                  (a) Stephen E. Smaha and Ray A. Rothrock shall be constituted and appointed as agents ("Stockholders' Agents") for and on behalf of Company Stockholders to give and receive notices and communications, to authorize delivery to the Buyer of Buyer Common Stock or other property from the Escrow Fund in satisfaction of claims by the Buyer, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholders' Agents for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Escrow Fund from time to time upon not less than 10 days' prior written notice to the Buyer. No bond shall be required of the Stockholders' Agents, and the Stockholders' Agent shall receive no compensation for his services. Notices or communications to or from the Stockholders' Agents shall constitute notice to or from each Company Stockholder.

                  (b) The Stockholders' Agents shall not be liable for any act done or omitted hereunder as Stockholders' Agents while acting in good faith and in the exercise of reasonable judgment and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Company Stockholders shall severally indemnify the Stockholders' Agents and hold each, individually harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholders' Agents and arising out of or in connection with the acceptance or administration of his duties hereunder.

                  (c) The Stockholders' Agents shall have reasonable access to information about the Company and the reasonable assistance of the Company's officers and employees for purposes of performing its duties and exercising its rights hereunder, provided that the Stockholders' Agents shall treat confidentially and not disclose any nonpublic information from or about the Company to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

                  (d) The Buyer acknowledges that Stephen E. Smaha and Ray A. Rothrock may each have a conflict of interest with respect to his respective duties as Stockholders' Agents, and in such regard will act in the best interests of the Company Stockholders.

     7.9 Actions of the Stockholders' Agents. A decision, act, consent or instruction of the Stockholders' Agents shall constitute a decision of all Company Stockholders for whom shares of Buyer Common Stock otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such Company Stockholder, and the Escrow Agent and the Buyer may rely upon any decision, act, consent or instruction of the Stockholders' Agents as being the decision, act consent or instruction of each and every such Company Stockholder. The Escrow Agent and the Buyer are hereby relived from any liability to any person for any acts done by them in accordance with such decision, act consent or instruction of the Stockholders' Agent.

     7.10 Third-Party Claims. In the event the Buyer becomes aware of a third-party claim which the Buyer believes may result in a demand against the Escrow Fund, the Buyer shall notify the Stockholders' Agents of such claim, and the Stockholders' Agents and the Company Stockholders for whom shares of Buyer Common Stock otherwise issuable to them are deposited in the Escrow Fund shall be entitled, at their expense, to participate in any defense of such claim. The Buyer shall have the right in its sole discretion to settle any such claim; provided, however, that the Buyer may not affect the settlement of any such claim without the consent of the Stockholders' Agents, which consent shall not be unreasonably withheld. In the event that the Stockholders' Agents have consented to any such settlements, the Stockholders' Agents shall have no power or authority to object under Section 7.6 or any other provision of this Article VII to the amount of any claim by the Buyer against the Escrow Fund for indemnity with respect to such settlement.

     7.11 Buyer Indemnification. The Buyer will indemnify and hold harmless the Former Company Stockholders from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation reasonable legal fees, net of any recoveries under existing insurance policies, tax benefit received by a Former Company Stockholder as a result of such damages, indemnities from third parties or in the case of third party claims, by any amount actually recovered by a Former Company Stockholder pursuant to counterclaims made by any of them directly relating to the facts giving rise to such third party claims arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by the Buyer in this Agreement, the Disclosure Schedules or any exhibit or schedule to this Agreement, the Disclosure Schedules or any exhibit or schedule to this Agreement.


                                  ARTICLE VIII
                                   DEFINITIONS

                  (a) In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the financial condition, properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities. In this Agreement, any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that is materially adverse to the financial condition, properties, assets, liabilities, business, operations or results of operations of such entity. In this Agreement, any reference to a Party's knowledge means such Party's actual knowledge after reasonable inquiry of officers, directors and other employees of such Party reasonably believed to have knowledge of such matters.

                  (b) For purposes of this Agreement, each of the following defined terms is defined in the Section of this Agreement indicated below.

Defined Term                                               Section

1993 Option................................................1.10
1996 Option. ..............................................1.10
Affiliate..................................................2.14
Affiliate Agreement.. .....................................4.9
Agreement..................................................Preamble
Budget.....................................................2.6
Buyer .....................................................Preamble
Buyer By-Laws......... ....................................3.1
Buyer Charter..............................................3.1
Buyer Common Stock..... ...................................1.5

Buyer Share Market Value...................................1.5
Buyer Reports...........  .................................3.5
CERCLA.....................................................2.20
Certificate of Merger......................................1.1
Certificates...............................................1.7
Closing....................................................1.2
Closing Date...............................................1.2
Code.......................................................1.5
Company....................................................Preamble
Company Affiliate..........................................4.9
Company By-Laws............................................2.1
Company Charter............................................2.1
Company Common Stock.......................................1.5
Company Shares.............................................1.5
Company Special Meeting....................................4.3
Company Stockholder........................................1.5
Common Stock Conversion Ratio .............................1.5
Common Stock Equivalents...................................1.5
Continuity of Interest Agreement...........................4.9
Counted Assumed Option Merger Shares.......................1.5
Counted Assumed Option Shares..............................1.5
DGCL.......................................................1.1
Disclosure Schedule........................................Article II
Dissenting Shares..........................................1.6
Effective Time.............................................1.1
Employee Benefit Plan......................................2.19
Environmental Law..........................................2.20
ERISA......................................................2.19
ERISA Affiliate............................................2.19
Escrow Fund................................................7.2
Escrow Period..............................................7.2
Escrow Shares..............................................7.2
Exchange Act...............................................2.14
Exchange Agent.............................................1.3
Financial Statements.......................................2.6
Forecast Period............................................2.6
Former Company Stockholder.................................1.5
GAAP.......................................................2.6
Governmental Entity........................................2.4
Indemnity Value............................................7.1
Intellectual Property......................................2.12
Intellectual Property Claims...............................7.2
Material Adverse Effect....................................Article VII

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

Materials of Environmental Concern.........................2.20
Merger.....................................................1.1
Merger Shares..............................................1.5
Most Recent Balance Sheet..................................2.8
Most Recent Fiscal Month End...............................2.6
Options....................................................1.10
Ordinary Course of Business................................2.4
Party......................................................Preamble
Permit.....................................................2.22
Principal Stockholders.....................................1.5
Registration Statement.....................................4.3
Requisite Stockholder Approval.............................2.3
SEC........................................................3.5
Securities Act.............................................1.5
Security Interest..........................................2.4
Series A Convertible Preferred Stock.......................1.5
Series B Convertible Preferred Stock.......................1.5
Stockholder Agreement......................................4.9
Surviving Corporation......................................1.1
Taxes......................................................2.9
Tax Returns................................................2.9
Third Party Intellectual Property Rights...................2.12
Merger Sub.................................................Preamble
Merger Sub Common Stock....................................1.5
Transaction Costs..........................................2.8
Transition Costs...........................................2.8


                                   ARTICLE IX
                                  MISCELLANEOUS

     9.1 Press Releases and Announcements. No Party shall issue any press release or make any public disclosure relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing Party shall advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

     9.2 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns; provided, however, that the provisions in
Article I concerning issuance of the Merger Shares are intended for the benefit of the Former Company Stockholders.

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

     9.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

     9.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided that the Merger Sub may assign its rights, interests and obligations hereunder to an Affiliate of the Buyer.

     9.5   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     9.6 Headings. The section headings contained in this Agreement are inserted
for  convenience   only  and  shall  not  affect  in  any  way  the  meaning  or interpretation of this Agreement.

     9.7 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, one business day after it is sent via a reputable nationwide overnight courier service, or when actually received after it is sent via facsimile in each case to the intended recipient as set forth below:

         If to the Company:

                  Haystack Laboratories, Inc.
                  10713 RR 620 North, Suite 512
                  Austin, TX  78726
                  Attn:  Mr. Steve Smaha
                  Fax:  (512) 918-1265

         Copies to:

                  Gunderson Dettmer Stough
                  Villeneuve Franklin & Hachigian, LLP
                  8911 Capital of Texas Highway, Suite 4140
                  Austin, TX 78759
                  Attn:  Brian K. Beard, Esq.
                  Fax:  (512) 342-8181

         If to the Buyer:

                  Trusted Information Systems, Inc.
                  3060 Washington Road
                  Glenwood, MD  21738
                  Attention:  Stephen T. Walker
                  Fax:  (301) 854-5755

         Copy to:

                  Piper & Marbury L.L.P.
                  1200 Nineteenth Street, N.W.
                  Washington, D.C.  20036
                  Attn:  Edwin M. Martin, Jr., Esq.
                  Fax:  (202) 861-6317

         If to the Merger Sub:

                  Trusted Acquisitions, Inc.
                  3060 Washington Road
                  Glenwood, MD  21738
                  Attn:  Stephen T. Walker
                  Fax:  (301) 854-5755

         Copy to:

                  Piper & Marbury L.L.P.
                  1200 Nineteenth Street, N.W.
                  Washington, D.C.  20036
                  Attn: Edwin M. Martin, Jr., Esq.
                  Fax:  (202) 861-6317

Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Delaware.

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

     9.9 Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time; provided, however, that any amendment effected subsequent to the Requisite Stockholder Approval shall be subject to the restrictions contained in the DGCL. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     9.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     9.11 Specific Performance. Each of the Parties acknowledges and agrees that one or more of the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity. The prevailing party in any such action shall be entitled to recover from the other party its attorneys' fees, costs and expenses incurred in connection with regard to such action.

     9.12 Construction. The Parties agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

     9.13 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


                                            TRUSTED INFORMATION SYSTEMS, INC.


                                            By:
                                            Name:
                                            Title:



                                          TRUSTED ACQUISITIONS, INC.


                                            By:
                                            Name:
                                            Title:



                                          HAYSTACK LABORATORIES, INC.


                                            By:
                                            Name:
                                            Title:

         The undersigned, being the duly elected Secretary of the Merger Sub, hereby certifies that this Agreement has been adopted by a majority of the votes represented by the outstanding shares of capital stock of the Merger Sub entitled to vote on this Agreement.


                                    --------------------------
                                    Secretary


         The undersigned, being the duly elected Secretary or Assistant Secretary of the Company, hereby certifies that this Agreement has been adopted by a majority of the votes represented by the outstanding Company Shares entitled to vote on this Agreement.


                                      ---------------------------
                                      Secretary or Assistant Secretary